Exhibit 10.6

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

Interior Design Building:  306 East 61st Street

THIS AGREEMENT (this “Agreement”) is made this 21st day of January, 2010 (the “Effective Date”), by and between AMERICAN REALTY CAPITAL II, LLC (“Buyer”), and URBAN DEVELOPMENT PARTNERS (61), LLC (“Seller”).

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.           Terms and Definitions.  The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a)           “Base Purchase Price” shall mean Thirty Two Million Two Hundred Fifty Thousand and No/00 ($32,250,000).

(b)           “Brokers” shall mean TQS Partners, acting as Seller’s agent.

(c)            “Closing” shall mean the consummation of the transaction contemplated hereby, which shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY  10022 on March 29, 2010 (the “Initial Closing Date”).  Notwithstanding the foregoing, if Seller has not secured the written consent of the Lender (as defined herein) under the Loan (as defined herein), Buyer or Seller may extend Closing for up to eighty five (85) days from the Initial Closing Date to allow Seller time to obtain such written consent.  If (i) at the end of such eighty five (85) day period Seller has still not secured the written consent of the Lender under the Loan, or (ii) during such eighty five (85) day period a Material Adverse Change shall have occurred, then Buyer shall have the right to terminate this Agreement whereupon Escrow Agent shall refund the Earnest Money to Buyer and thereafter neither party shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly set forth herein.

Buyer shall have the right, in its sole and absolute discretion to extend the Closing Date (as such date may be extended in accordance with this Agreement) (the “Closing Extension Option”) for up to thirty (30) days, TIME BEING OF THE ESSENCE WITH RESPECT TO BUYER’S OBLIGATION TO CLOSE ON SUCH DATE, by (i) providing written notice of such extension to Seller prior to the Initial Closing Date and (ii) delivering the Additional Earnest Money to the Escrow Agent on or before the Initial Closing Date and in no event less than three (3) business days after Seller’s receipt of Buyer’s notice to extend the Initial Closing Date.

(d)           “Closing Date” shall mean the Initial Closing Date, as such date may be extended in accordance with this Agreement. Anything contained herein to the contrary notwithstanding, in no event shall the Closing Date occur after June 21, 2010.

(e)           “Due Diligence Period” shall mean the period beginning on the Effective Date and extending until 11:59 PM EST on the date that is thirty five (35) days thereafter.  Seller shall deliver to Buyer substantially all of the Due Diligence Materials (as defined herein) within five (5) business days after this Agreement is fully executed.  If Buyer determines that any Due Diligence Materials are missing, Buyer shall, within two (2) business days after the expiration of said five (5) business day period, deliver to Seller a list setting forth the Due Diligence Materials Buyer is missing.  Seller shall deliver to Buyer all of the Due Diligence Materials set forth on such list within ten (10) business days after receipt of such list from Buyer or an explanation of why any such information is not available.

(f)           “Earnest Money” shall mean collectively, and as applicable, the Initial Earnest Money and the Additional Earnest Money.  “Initial Earnest Money” shall mean Five Hundred Thousand Dollars and No/00 ($500,000) and all interest accrued thereon.  The Initial Earnest Money shall be delivered to Escrow Agent within one (1) business day after the later of (i) Buyer’s receipt of a fully executed copy of this Agreement and (ii) the Effective Date.  The Earnest Money shall be deposited in escrow with the Escrow Agent in accordance with this Agreement.  If Buyer elects to exercise the Closing Extension Option, then Buyer shall deliver an additional Five Hundred Thousand Dollars and No/00 ($500,000) and all interest accrued thereon (the “Additional Earnest Money”) in accordance with the terms hereof.

(g)           “Leases” shall mean those certain leases with respect to the Property between Seller (or Seller’s predecessor in interest), as landlord, and the various tenants (each a “Tenant”), as each may be amended.

(h)           “Material Adverse Change” shall mean a material adverse change to the business and operations of the Property (taken as a whole).

(i)           “Property” shall mean, collectively (a) that certain real property located at 306 East 61st Street in New York, New York, being more particularly described on Exhibit A, attached hereto and incorporated herein (the “Real Property”) together with all buildings and other improvements located thereon (collectively, the “Improvements”); (b) all right, title and interest of Seller under the Leases and all security deposits (if any) that Seller is holding pursuant to the Leases (subject to the terms thereof); (c) all right, title and interest of Seller in all machinery, furniture, equipment and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the Improvements (collectively, the “Personalty”); (d) all right, title and interest of Seller, if any, to any unpaid award for (1) any taking or condemnation of the Property or any portion thereof, or (2) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights and appurtenances relating to any of the foregoing; and (f) any and all right, title and interest of Seller in and to any warranties, tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Real Property and/or the Improvements, but expressly excluding any such property to the extent owned by any Tenant (the “Intangible Property”).

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(j)           “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Philip R. Carter
Urban Development Partners (61), LLC
188 East 78th Street, 21st Floor
New York, New York 10075
Tel. No.: (917) 885-8700

and a copy to:

James I. Hisiger
Latham & Watkins LLP
885 Third Avenue
New York, NY  10022
Tel. No.: (212) 906-1371

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(k)           “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Michael Happel
American Realty Capital II, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: (212) 415-6546

and to:

Jesse Galloway
American Realty Capital II, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: (212) 415-6516

(l)           “Escrow Agent” shall mean Chicago Title Insurance Company, Suite 1325, 1515 Market Street, Philadelphia, PA 19102-1930, Attention:  Edwin G. Ditlow, Telephone: 215-875-4184.

2.           Purchase and Sale of the Property.  Subject to and in accordance with the terms of this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the Property.

3.           Purchase Price and Payment.

(a)           The purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property is the aggregate of (i) the Base Purchase Price, plus (ii) Buyer’s Closing Costs (as defined in Section 4 of this Agreement below.

(b)           All amounts payable by Buyer to Seller under this Agreement, after adjustment for assumption of the Loan, unless otherwise specified, shall be paid by wire transfer of immediately available funds to the Escrow Agent on the Closing Date.

4.    Proration of Expenses and Payment of Costs and Recording Fees.

(a)           All real estate taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively “Taxes and Assessments”) shall be prorated between Buyer and Seller as follows:

(i)             Seller shall be responsible for that portion of the Taxes and Assessments equal to (x) the total of the Taxes and Assessments due and payable during the calendar year in which the Closing occurs, multiplied by (y) a fraction, the numerator of which shall be the number of days in such calendar year prior to the Closing Date, and the denominator of which shall be 365; and

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(ii)            Buyer shall be responsible for that portion of the Taxes and Assessments equal to (x) the total such taxes due and payable during the calendar year in which the Closing occurs, multiplied by (y) a fraction, the numerator of which shall be the number of days in such calendar year occurring on and subsequent to the Closing Date, and the denominator of which shall be 365.

(b)           All rents (including operating expense and real estate tax contributions or reimbursements and similar charges (collectively, “Tenant Pass-Throughs”)), credits, security deposits and set-offs due or required to be paid under or by reason of the Leases shall be adjusted pro-rata by appropriate credit to the Seller or Buyer (as the case may be) on the Closing Date.  If, at the Closing Date, any Tenant is in arrears in the payment of rents, Seller will disclose the same to Buyer in writing or on the Rent Roll and such amounts shall not be adjusted on the Closing Date.  Prior to the Closing Date, Seller shall use Seller’s current business practices to collect such arrearages.  Buyer shall use reasonable efforts to collect any such arrearages after the Closing Date, and Buyer shall turn over to Seller the arrearages so collected, less the reasonable cost of collection thereof, if any; provided, however, Buyer shall only be obligated to do so for a period of ninety (90) days after the Closing Date.  After such ninety (90) day period, Seller may seek to collect the arrearages by legal action.  All rents collected by Buyer after the Closing Date (except for amounts specifically billed and paid as end of year reconciliation payments for Tenant Pass-Throughs, which shall be separately accounted for and allocated, pro rata, between Seller and Buyer as their interest may appear) shall be first applied to rents payable after the Closing Date and only the excess thereof shall be paid over to Seller on account of the arrearages.  To the extent that items to be apportioned hereunder may be required to be paid directly by a Tenant under its Lease, same shall not be apportioned, provided, however, that such items shall have been paid by such Tenant currently through the month including the Closing Date.  In addition, Seller shall (i) account to and turn over to Buyer any and all security deposits paid by existing Tenants (“Tenant Security Deposits”), or (ii) provide Buyer a credit against the Purchase Price in the amount of the Tenant Security Deposits.  The provisions of this subparagraph (b) shall survive Closing and the delivery of the Deed and the Assignments (each, as defined below), and shall survive the expiration of this Agreement.

(c)           Accrued payments of debt service on account of the Loan shall be prorated as of the date immediately preceding the Closing Date together with a credit or debit for all escrows and reserves held by Lender or to be held by Lender pursuant to the Loan.

(d)           Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as “Seller’s Closing Costs”:

(i)            Any and all state and local transfer taxes on the sale and transfer of the Property shall be paid by Seller;

(ii)           All costs and expenses incurred by Lender or any other third party (other than Buyer or any assignee of Buyer permitted under this Agreement) in connection with the Loan Assumption (as defined herein) shall be paid by the Seller, including any assumption fee or legal costs associated therewith, that are not paid by the Lender provided, however, in the event the Seller has the opportunity to pay a commercially reasonable fee to Lender to accelerate the Loan Assumption approval process (the “Acceleration Fee”), Seller agrees to pay the Acceleration Fee in an amount not to exceed Four Thousand Dollars and No/00 ($4,000) and Buyer shall reimburse Seller for any such Acceleration Fee.

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(iii)           Broker’s commission payments (for both leasing and sales commissions earned), in accordance with Section 23 of this Agreement; and

(iv)           Any costs incurred in connection with the release of exceptions to title that are not “Permitted Exceptions” (as defined herein), including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the Property from the such exceptions.

Seller’s Closing Costs shall be capitalized and are deemed to be included in the Base Purchase Price for the Property.

(e)           Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer’s Closing Costs”:

(i)           100% of all Owner’s Title Insurance policy premiums, including any endorsements issued in connection with such policies; and

(ii)           Buyer shall pay for the cost of its own survey, Phase 1 environmental study and due diligence investigations.

Buyer’s Closing Costs shall be paid or reimbursed by Seller and shall be added to the Base Purchase Price to establish the Purchase Price for the Property, and Buyer shall pay for any and all costs resulting from such increase in Purchase Price, including, without limitation, any additional transfer taxes paid by Seller on account thereof, to the effect that Seller’s payment of Buyer Closing Costs is economically neutral to Seller.

(f)           Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(g)          Fuel oil shall be measured the day prior to the Closing Date and shall be prorated between Buyer and Seller as of the Closing Date.

(h)          Salaries, payroll taxes and fringe benefits payable to employees.

(i)           All other items customarily apportioned in connection with sales of retail, office and showroom buildings.

5.    Title.  At Closing, Seller agrees to convey to Buyer fee simple marketable title to the Property by bargain and sale deed with covenants against grantor’s acts, in the form attached hereto as Exhibit B, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except Permitted Exceptions.

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6.    Examination of Property.  Seller and Buyer hereby agree as follows:

(a)           Buyer shall order a title commitment (the “Title Commitment”) from Escrow Agent promptly after the date hereof.  All matters shown in the Title Commitment with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”; provided, however, Permitted Exceptions shall not include and Seller shall be obligated to cure or remove any mechanic’s lien or any monetary lien or any deeds of trust, mortgages, or other loan documents secured by the Property, except for taxes and special assessments not yet due and payable, or any mortgage and related documents executed in connection with the Loan Assumption.  If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the Closing Date, to provide Seller with written notice of its objection to any such new title exception (an “Objection”).  If Seller does not, within thirty (30) days of receipt of notice of an Objection, remove or cure such Objection, Buyer may terminate this Agreement, in which case the Earnest Money shall be returned to Buyer.  In addition, if such Objection was caused by an act of Seller or by reason of Seller’s refusal to act Seller shall reimburse Buyer for all out of pocket costs and expenses incurred hereunder and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.

(b)           Within the time period set forth in Section 1(e), Seller shall have provided to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel: (i) a complete copy of all Leases affecting the Property and all amendments thereto; (ii) a copy of the survey of the Property; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements constructed and located on the Property; (iv) a copy of Seller’s title insurance policy relating to the Property; (v) a copy of the certificate of occupancy for the Property; (vi) a copy of all environmental, engineering and physical condition reports for the Property; (vii) copies of the Property’s real estate tax bills for the current and prior three (3) tax years; (viii) copies of any and all operating statement for the Property for the years 2007, 2008 and 2009; (ix) all service contracts and certificates of insurance which affect the Property; (x) a copy of any management agreement relating to the management of the Property;and (xi) copies of the material loan documents for the Loan (collectively, the “Due Diligence Materials”).  To the extent in Seller’s possession, Seller shall deliver any other documents relating to the Property reasonably requested by Buyer within three (3) business days following such request.  Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, and making surveys, environmental and appraisal inspections, mechanical and structural engineering studies; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with the conduct of business by any Tenant under the Leases; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property.  Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement.  Buyer shall deliver to Seller an insurance policy which shall contain a contractual indemnity provision covering such indemnity.  Seller shall reasonably cooperate with the efforts of Buyer and Buyer’s representatives to inspect the Property.  After the Effective Date, Buyer shall be permitted to speak and/or meet with any two (2) Tenants whose leases expire in 2011 in connection with Buyer’s due diligence, provided that Seller shall have the right, either in person or by his designee, to accompany Buyer at all times at any such meeting and participate in any conference calls between Buyer and such Tenants  Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property.  Notwithstanding the foregoing, Buyer may not conduct a Phase 2 environmental inspection without the prior consent of Seller, which may be withheld or granted in Seller’s sole discretion.  Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein.  If Buyer does not deliver to Seller prior to the expiration of the Due Diligence Period a written notice stating that it waives its right to terminate this Agreement, then Buyer shall be deemed to have elected to terminate this Agreement, for any reason or no reason at all.

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(c)           Seller shall use good faith efforts to obtain an estoppel certificate from each Tenant substantially in the form attached hereto as Exhibit F-1 (the “Tenant Estoppel Certificate”) prior to the Closing Date.  Seller shall promptly deliver to Buyer photocopies of the executed Tenant Estoppel Certificates when Seller receives the same.  Within five (5) business days following the date that Buyer has received complete copies of the Leases, Buyer may propose modifications or additions to the Tenant Estoppel Certificate.

(d)           If Seller is unable to timely obtain a Tenant Estoppel Certificate from 100% of the Tenants (based on building square footage) prior to the Closing Date, Seller agrees at the request of Buyer to deliver to Buyer prior to the Closing Date a Seller Estoppel in substantially the form attached as Exhibit F-2 (a “Seller Estoppel”) for such missing Tenant Estoppel Certificates relating to its premises, provided that Buyer shall not be required to accept a Seller Estoppel for more than 25% of the Tenants.  If Seller delivers a Seller Estoppel, and if thereafter a Tenant Estoppel Certificate is received from the Tenant under the Lease covered by such Seller Estoppel, then such Tenant Estoppel Certificate shall be substituted for the applicable Seller Estoppel and Seller shall have no further liability thereunder, provided that the Tenant Estoppel Certificate contains no material changes from the Seller Estoppel, or if materially changed, is otherwise acceptable to Buyer.  The provisions of this Section shall survive the Closing.

7.    Risk of Loss/Condemnation.  Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same.  Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller.  In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that:  (a) any Tenant has a right of termination or abatement of rent under the Leases, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $500,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein.  With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards (net of all reasonable third party costs and expenses expended or incurred by Seller in order to obtain such proceeds).  With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of  any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.

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8.    Earnest Money Disbursement.  The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)           Escrow Agent shall invest the Earnest Money in a money market account with Citizens Bank, and shall promptly provide Buyer and Seller with confirmation of the investments made.

(b)           If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price.  If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (b).  Subject to the last sentence of this clause (b), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand.  If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand.  If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.  Notwithstanding the foregoing provisions of this clause (b) if Buyer delivers a notice to Escrow Agent stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.

(c)           The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting Escrow Agent scope or nature of its duties.  Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent.  Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.

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9.           Default

(a)           In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in the performance of any of its obligations under this Agreement, Seller shall be entitled to, as its sole and exclusive remedy to either:  (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller’s sole remedy.  Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein.  Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing.  Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer.  In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.

(b)           In the event that Seller defaults in the performance of any of its obligations under this Agreement, Buyer may, as its sole and exclusive remedy, either:  (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof without any abatement in the payment of the Purchase Price; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money shall be refunded to Buyer, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller’s obligations hereunder;  or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”) to permit Seller to remedy any such default, and the “Closing Date” shall be moved to the last day of the Closing Extension Period, AS TO WHICH DATE, TIME IS OF THE ESSENCE.  If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period.  If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b)(i) through (iii) above.

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10.    Closing.  The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement.  Seller shall deliver to Buyer or to Escrow Agent, as directed by Buyer, for the benefit of Buyer at Closing the following executed documents:

(a)           a Bargain and Sale Deed With Covenants Against Grantor’s Acts in the form attached hereto as Exhibit B (the “Deed”);

(b)           an Assignment of Leases and Security Deposits, in the form attached hereto as Exhibit C (the “Assignment of Leases”);

(c)           Intentionally Deleted.

(d)           an Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E (the “Assignment of Contracts”; together with the Assignment of Leases, the “Assignments”);

(e)           the original Tenant Estoppel Certificates (or Seller’s Estoppel, as applicable) as required by this Agreement, and reflect no defaults under the Leases;

(f)           Intentionally Deleted;

(g)           a settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

(h)           all transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;

(i)           good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;

(j)           to the extent in Seller’s possession, originals of the warranties set forth on Exhibit H;

(k)           to the extent not previously delivered to Buyer, the Leases, bearing the original signatures of the landlord and tenant thereunder, or a copy thereof bearing an original certification of the related Tenant confirming that the copy is true, correct and complete; the leasing files; and copies of all books and records applicable to the Property which are identified by Buyer by written notice to Seller and reasonably necessary for the orderly transition of operation of the Property;

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(l)           a certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non foreign status of Seller;

(m)           an owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Seller and Escrow Agent;

(n)           Intentionally Deleted;

(o)           letter to each Tenant in form of Exhibit G attached hereto;

(p)           the Loan Assumption signed by the Lender and Seller;

(q)           Intentionally Deleted; and

(r)           such other instruments as are reasonably required by Escrow Agent to effectuate the Closing in accordance with the terms hereof.

At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall wire transfer the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b), (d), (g), (h), (o) and (p) set forth above.

11.    Representation by Seller.  For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date.

(a)           Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located.  Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder.  Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;

(b)           Except as set forth on Schedule 11 attached hereto and made a part hereof, Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any proposed or pending condemnation proceeding, pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, zoning or other land use permits for the Property;

(c)           Except as set forth on Schedule 11, Seller has not entered into any contracts, subcontracts or agreements (including agreements for any brokerage or leasing commissions) affecting the Property which will be binding upon Buyer after the Closing other than the Leases;

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(d)           Except for violations cured or remedied on or before the Closing Date, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations;

(e)           Intentionally Deleted.

(f)           Intentionally Deleted.

(g)           There are no occupancy rights, leases or tenancies affecting the Property other than the Leases or subleases identified on Exhibit I attached hereto.  Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;

(h)           Intentionally Deleted.

(i)           To Seller’s knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”).  Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage.  For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws.  To Seller’s knowledge, there are no underground storage tanks located on the Property; and

(j)           Exhibit H attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the “Warranties”).

The representations and warranties of Seller in clause (a), (b), (c), (d), (g) and (i) above shall survive Closing for a period of one (1) year.

12.    Representations by Buyer.  Buyer represents and warrants to, and covenants with, Seller as follows:

(a)           Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder.  This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms.  Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

13

The representations and warranties of Buyer shall survive Closing for a period of one (1) year.

13.    Conditions Precedent to Buyer’s Obligations.  Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the Closing Date:

(a)           Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;

(b)           Except as set forth on Schedule 13 attached hereto and made a part hereof and any immaterial changes made thereto by reason of a change in circumstances between the Effective Date and the Closing Date which is not the result of a default by Seller of its obligations hereunder, each Tenant shall be in possession of the premises demised under their respective Leases and paying full and unabated rent under their respective Leases and no Tenant shall have assigned or sublet the premises demised under their respective Lease;

(c)           The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;

(d)           Intentionally Deleted;

(e)           Intentionally Deleted;

(f)           Approval by Lender for the Loan Assumption.

In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b) or elsewhere in this Agreement.

14.    Conditions Precedent to Seller’s Obligations.  Seller’s obligation to deliver title to the Property shall be subject to compliance with the following conditions precedent on and as of the Closing Date or the waiver thereof by Seller:

(a)           Escrow Agent shall deliver the Earnest Money; and

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(b)                      Buyer shall deliver to Seller on the Closing Date the remainder of the Purchase Price subject to adjustment of such amount pursuant to Section 2 hereof; and

(c)           The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

15.    Notices.  Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered in person to an adult at the address set out in Section 1, (ii) that is three (3) days after such notice or communication is deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, or (iii) that is one day after such notice or communication is deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith.  Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.

16.    Seller Covenants.  Seller agrees that it:  (a) shall continue to operate and manage the Property in the same manner in which Seller has previously operated and maintained the Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same condition as exists on the date hereof; and (c) shall not:  (i) amend any of the Leases in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to the Property without the prior written consent of Buyer, which will not be unreasonably withheld; (ii) consent to an assignment of the Leases or a sublease of the premises demised thereunder or a termination or surrender thereof without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion; (iii) terminate any of the Leases nor release any guarantor of or security for the Leases unless required by the express terms of any of the Leases without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion (unless such consent is non-discretionary).  Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.

17.    Performance on Business Days.  A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government.  Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day.

15

18.    Entire Agreement.  This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto.   No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

19.    Severability. If any provision of this Agreement, or the application thereof to any person or circumstance (except with respect to the payment of the Purchase Price), shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.  Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law

20.    No Representations or Warranties.  Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement, the Property shall be conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever.

21.    Applicable Law.  This Agreement shall be construed under the laws of the State of New York.

22.    Tax-Deferred Exchange.  Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto.  In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange.  The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.

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23.    Broker’s Commissions.  Buyer and Seller each hereby represent that, except for the Brokers, there are no other brokers involved or that have a right to proceeds in this transaction.  Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller.  Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker).  The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

24.    Assignment.  Buyer, without the consent of Seller, may assign its rights under this Agreement, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete and provided further that such assignment will not frustrate, delay or otherwise have an adverse effect on the completion of the Loan Assumption.  Without relieving Buyer of any liability under the contractual nature of this Agreement, and without assigning all or any portion of this Agreement, it is understood and agreed to by Seller that Buyer intends to take title in the name of a wholly owned bankruptcy remote special purpose entity.  Notwithstanding the foregoing and without further consent by Seller, it is understood and agreed to by Buyer and Seller that Buyer intends to assign its rights and obligations under this Agreement to the American Realty Capital New York Recovery REIT, Inc. or a subsidiary thereof; provided however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete.  Any other assignment by Buyer shall require Seller’s prior written consent which consent shall not be unreasonably withheld.

25.    Attorneys’ Fees.  In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action.

26.    Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party.  A facsimile or photostatic copy of an executed counterpart or signature page to this Agreement shall be given the same effect as the original.

27.    Anti-Terrorism.  Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

17

                28.    Loan Assumption.

(a)           Notwithstanding anything contained in this Agreement to the contrary, Buyer shall have no obligation to purchase the Property unless and until (and subject to any of Buyer’s termination rights contained in this Agreement) Seller has secured from the existing mortgagee of the Property (the “Lender”) approval for an assumption of the loan secured by the Property (the “Loan Assumption” and “Loan” respectively) to be executed by Buyer at Closing, which shall have:

(i)           an original principal balance of not less than Fourteen Million Five Hundred Thousand Dollars and No/00 ($14,500,000);

(ii)           an annual interest rate of not more than six and two tenths percent (6.20%);

(iii)           an annual debt service of not more than One Million One Hundred Sixty Four Thousand Nine Hundred Sixteen and No/00 ($1,164,916);

(iv)           cash escrow balances fully funded by Seller of not less than Five Hundred Thousand Dollars and No/00 ($500,000);

(v)           a maturity date on or after November 1, 2012; and

(vi)           no requirement for personal recourse liability from any shareholder, owner, officer or employee of Buyer.

Seller shall be responsible for any and all fees and expenses of Lender or any other third party (other than Buyer or any assignee of Buyer permitted under this Agreement) in connection with the Loan Assumption; provided, however Buyer shall pay Four Thousand Dollars and No/00 ($4,000) to Lender in connection with the Acceleration Fee.  Notwithstanding anything to the contrary contained in this Agreement, if the Loan Assumption is not completed on or before the date that is one hundred fifteen (115) days after the end of the Due Diligence Period, Buyer shall have the right to terminate this Agreement and receive a full refund of the Earnest Money and thereafter neither party shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly set forth herein.

18

(b)           Buyer and Seller shall use commercially reasonable efforts, including without limitation, the furnishing of all commercially reasonable documents, executed forms, instruments, and other materials requested by Lender, in a timely manner, to obtain the consent of the Lender to:

(i)           the transfer of the Property to Buyer or a bankruptcy remote, special purpose entity to be formed by Buyer to purchase the Property as permitted pursuant and subject to the provisions of Section 24 (the “Buyer Entity”) the governance of which may involve an independent director(s) or other person who is not employed by Buyer or an affiliate of Buyer,

(ii)           the assumption by Buyer or the Buyer Entity of the Loan with no change or modification in the terms of the Loan; and

(iii)           a release of Seller and/or its affiliates from all liabilities arising under the Loan for periods after Closing, including, without limitation, any liability under any guaranty or indemnity executed by Seller and/or its affiliates in favor of Lender relating to the Loan; provided, however, that notwithstanding anything in this Agreement to the contrary, Seller acknowledges that Buyer will propose the Buyer Entity (which entity Buyer agrees shall be formed and established to qualify as bankruptcy remote, special purpose entities in compliance with the customary requirements for so-called “securitized loans”) to the Lender to assume the Loan and Buyer will determine in its sole and absolute discretion the entity it will offer to the Lender to provide guarantees of non-recourse carve outs and any required environmental or other indemnity.  If Lender consents to the assumption of the Loan in accordance with the provisions of this Section, the Buyer Entity shall assume and agree to pay and perform at Closing the Loan obligations that arise from and after the Closing, in each case subject to the prorations and adjustments provided for in this Agreement.

        29.    No Recording.  The parties hereto agree that neither this Agreement nor any memorandum or notice hereof shall be recorded.  Any recordation or attempted recordation by Buyer shall constitute a default by Buyer.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

19

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYER:

AMERICAN REALTY CAPITAL II, LLC

By:
Name:
Title:

[signature pages continue]

SELLER:

URBAN DEVELOPMENT PARTNERS (61), LLC

By:
Name:	Phillip R. Carter
Title:	Authorized Signatory

[signature pages continue]

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO TITLE INSURER AND THE DEPOSIT.

ESCROW AGENT:

By:
Name:
Title:

EXHIBITS AND SCHEDULES

Exhibit A	-	Real Property

Exhibit B	-	Form of Bargain and Sale Deed With Covenants

Exhibit C	-	Form of Assignment of Leases and Security Deposits

Exhibit D	-	[Intentionally Deleted]

Exhibit E	-	Form of Assignment of Contracts, Permits, Licenses and Warranties

Exhibit F-1	-	Form of Tenant Estoppel Certificate

Exhibit F-2	-	Form of Seller Estoppel

Exhibit G	-	Form of Tenant Notice

Exhibit H	-	Warranties

Exhibit I	-	Leases

Schedule 11	-	Exceptions to Seller Representations

Schedule 13	-	Exceptions to Conditions Precedent

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

A-1

EXHIBIT B

FORM OF BARGAIN AND SALE DEED WITH COVENANTS AGAINST GRANTOR’S ACTS

THIS INDENTURE, made on the _____ day of ______________, 2010, by and between ___________________________________, a ___________________________ ("Grantor"), and ________________________________________, a ______________, whose address is ________________________________ ("Grantee").

WITNESSETH, that Grantor in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by the Grantee, the receipt and sufficiency of which is hereby acknowledged by Grantor, does hereby grant and release and assign forever unto Grantee, and the [heirs], successors and assigns of Grantee, those certain plot, piece or parcel of land situate lying and being in the City of New York, County of the New York, State of New York , known as and by the street address 306 East 61st Street, New York, New York, as more particularly bounded and described in Exhibit A attached hereto and made a part hereof (the “Land”).

TOGETHER with all right, title and interest of Grantor in and to any and all buildings and improvements located on the Land (the “Improvements”);

TOGETHER with all right, title and interest, it any, of Grantor in and to any easements, rights of way, privileges, benefits, appurtenances, hereiditments, strips, gaps and gores, and any and all other rights, if any, thereon or in any way pertaining thereto, including, without limitation, any land lying in the bed of any  streets and roads abutting the above-described property to the center lines thereof (the foregoing rights, together with the Land and the Improvements being hereinafter referred to, collectively, as the “Premises”);

TO HAVE AND TO HOLD the Premises herein granted, or mentioned and intended so to be, unto Grantee, and the successors and assigns of Grantee, forever.

AND the Grantor covenants that the Grantor has not done or suffered anything whereby the said premises have been encumbered in any way whatever, except as aforesaid [need exhibit approved by Buyer setting forth any encumbrances such as encroachments reflected on survey].

AND Grantor, in compliance with Section 13 of the Lien Law, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of improvements and will apply the same first to the payment of the cost of improvements before using any part of the total of the same or any other purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Grantor has duly executed this deed the day and year first above written.

GRANTOR:

URBAN DEVELOPMENT PARTNERS (61), LLC,
a Connecticut limited liability company

By:
Name:
Title:

State of New York	)
)ss.:
County of New York	)

On the ___ day of _______ in the year 2010 before me, the undersigned personally appeared ______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature and Office of individual
taking acknowledgment

Exhibit “A”

TO BARGAIN AND SALE DEED

(Add legal description of Real Property)

BARGAIN AND SALE DEED WITH

COVENANT AGAINST GRANTOR’S ACTS

Urban Development Partners (61), LLC

TO

[_______________]

Block: ____	Lot: ____

County:	New York
Address:	306 East 61st Street, New York, New York

RECORD AND RETURN TO:

Attention:

EXHIBIT C

FORM OF ASSIGNMENT OF LEASES AND SECURITY DEPOSIT

______________________________ ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ ("Assignee"), all of Assignor's right, title and interest in and to those certain Leases between Assignor and the tenants listed on Exhibit A attached hereto (the “Leases”), including any and all security deposits thereunder.

Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Leases prior to the date of this Assignment.

Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Leases after the date of this Assignment.

IN WITNESS WHEREOF, Assignor has executed this Assignment this ______ day of ______________, 20__, which Assignment is effective this date.

ASSIGNOR:

By:
Name:
Title:

C-1

Exhibit A

TO ASSIGNMENT OF LEASES AND SECURITY DEPOSIT

(Add description of Leases)

C-2

EXHIBIT D

[Intentionally Deleted]

D-1

EXHIBIT E

FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES

THIS ASSIGNMENT, made as of the ___ day of ________, 2006, by _________________, a __________________________ (“Assignor”), to _____________________________, a __________________________________________(“Assignee”).

W I T N E S S E T H:

WHEREAS, by Agreement of Purchase and Sale (the “Purchase Agreement”) dated as of ________, 2006, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at ________________________ (the “Property”); and

WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property, including without limitation any and all guaranties of leases relating to the Property (collectively, the “Contracts”).

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts.  Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.

Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Assignor under and by virtue of the Contracts prior to the date of this Assignment.

Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Assignee under and by virtue of the Contracts after the date of this Assignment.

This Assignment shall be governed by the laws of the State of _____________, applicable to agreements made and to be performed entirely within said State.

E-1

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.

ASSIGNOR:

a

By:
Name:
Title:

E-2

EXHIBIT F-1

FORM OF TENANT ESTOPPEL

The undersigned hereby certifies to American Realty Capital, LLC (“Buyer”), ___________________ (“Lender”) and their respective successors and assigns as follows:

1.           The undersigned is the tenant under that certain [Lease Agreement] dated as of _________ __, ____, [as amended by [insert any modifications to Lease] ([collectively,] the “Lease”) by and between _________________________ (“Landlord”) and _________________________ (“Tenant”), pursuant to which Tenant leases that real property located at _________________________________________ (the “Premises”).

2.           Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.

3.           The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.

4.           Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant other than with respect to condemnation or casualty provisions.

5.           The initial term of the Lease began on __________ __, _____ and expires on ________ __, 20__.  The Rent Commencement Date was __________ __, ____.  Tenant has accepted possession of the Premises and is open for business.  Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.

6.           Tenant has no outstanding options or rights to renew or extend the term of the Lease.  Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof and/or the land on which the Premises are situated, or rights of first offer to lease with respect to all or any part of the Premises.

7.           The [Base Annual Rent] payable under the Lease is $____________ ($_________ monthly).  Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows: (a) from ___________, 20__ to and including ______________, 20__, the Base Annual Rent shall be $_______ ($_______ monthly), (b) from ___________, 20___ to and including ____________, 20___ the Base Annual Rent shall be $________ ($________ monthly); [and from __________, 20__ to and including __________, 20___ the fixed annual minimum rent shall be $_________ ($__________ monthly)]. Such rent has been paid through and including the month of ____________, 200_. Additional rent under the Lease has been paid through and including the month of __________, 200_.   No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.

F-1

8.           Tenant's security deposit, if any, is $_________________ (if none, please state “none”).

9.           No event has occurred which has not been cured and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.

10.           (a)           All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.

(b)           Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.

11.           The undersigned is duly authorized to execute this Certificate on behalf of Tenant.

Dated: ____________, 200_

TENANT:

____________________, a ________________

By:
Name:
Title:

F-2

EXHIBIT F-2

FORM OF SELLER ESTOPPEL

_____________________, 2010

________________________________
________________________________
________________________________

                        Re: _________________________

Ladies and Gentlemen:

You or your assigns intend to acquire fee title to the referenced building (the “Property”) from the undersigned Seller. This Seller’s Certificate is being delivered in connection with such acquisition and may be relied upon by you, any lender or mortgagee making a loan to the addressee secured by the Property or secured by a direct or indirect equity interest in the addressee, each of their respective successors and assigns, including a purchaser of an interest in any such loan, and any person claiming by or through any of them (each, a “Recipient”).  Accordingly, Seller as of the date hereof certifies to each Recipient as follows:

1.           The Lease has not been amended, modified, supplemented or extended, except for the amendments listed above, if any, and, to the knowledge of Landlord, is in full force and effect as of the date hereof.  To the knowledge of Landlord, there are no other agreements, whether written or oral, between Landlord and Tenant affecting the Premises or Tenant’s obligation to pay rentals under the Lease.

2.           The term of the Lease commenced on                                                                                                           .

3.           The term of the Lease expires on                                                                                                .

4.           Tenant has paid to Landlord all rent and other sums due under the Lease through __________________.

5.           The current monthly base or minimum rent payable under the Lease is ___________ and the current estimated monthly payments on account of Tenant’s proportionate share of operating or similar expenses is ____________.

6.           Tenant has paid to Landlord a security deposit of $ that Landlord continues to hold for Tenant’s obligations under the Lease.

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7.           To the knowledge of Landlord, Tenant has no existing charge, lien, claim or right against Landlord, as of the date hereof, to any free rent, rental concessions, rental abatement or offset against rents or any other charges due or to become due under the Lease, except as follows:  _________________________________________________________.

8.           To the knowledge of Landlord, neither Landlord nor Tenant is in default in any respect under any terms of the Lease, and no state of facts exist which, with the passage of time or the giving of notice, or both, would constitute a default under the Lease by either Landlord or Tenant.

9.           Seller’s liability under this Seller’s Certificate shall be subject to the provisions of that certain Purchase and Sale Agreement and Escrow Instructions dated ____________, 2010 (the “Purchase Agreement”), between Seller, as Seller, and ________________, as Buyer and shall extend for a period of the earlier of (i) six (6) years and (ii) the stated expiration of the Lease.

Dated: ____________, 200_

SELLER:

____________________, a ________________

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF NOTICE TO TENANT

TO:           [Tenant]

Re:           Notice of Change of Ownership of ______________________________

Ladies and Gentlemen:

YOU ARE HEREBY NOTIFIED AS FOLLOWS:

That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.

Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

You will receive a separate notification from New Owner regarding the new address for the payment of rent.  In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.

Very truly yours,
[PRIOR LANDLORD)

By:
Name:
Title:

G-1

EXHIBIT H

LIST OF WARRANTIES

None.

H-1

EXHIBIT I

LEASES

I-1

SCHEDULE 11

EXCEPTIONS TO SELLER’S REPS

11(a): Pending Litigation

Para Luna v Urban Partners et. Al.- Tenant employee injured hand.  Case settled in December.

11(c): Contracts

Donnolly Mechanical Air Conditioning Contract.
Management Agreement with CBRE.

Schedule 11-1

SCHEDULE 13

EXCEPTIONS TO CONDITIONS PRECEDENT

Bunny Williams sublet to Nials Smith

Jackson Arron merged into Luca Luca

Liz O’Brien Inc. assigned to Liz O’Brien LLC

Schedule 13-1